Exhibit 10.1

JGB Collateral, LLC

JGB Capital Offshore Ltd.

JGB Capital LP

JGB Partners LP

c/o JGB Management, Inc.

246 Post Road East, 2nd Floor

Westport, CT 06880

August 27, 2024

Via Federal Express and E-mail

22nd Century Group, Inc.

500 Seneca Street, Suite 507

Buffalo, New York 14204

E-mail: hkinsman@xxiicentury.com

Re:         Securities Purchase Agreement dated March 3, 2023, (the “SPA”) between 22nd Century Group, Inc. (the “Company”) and the Purchasers.

Ladies and Gentlemen:

Reference is made to the SPA and the Debentures (as defined in the SPA). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the SPA or the Debentures, as applicable. Further reference is made to the letter agreement, dated April 5, 2024, by and between the Company, the Holders and the Agent (the “April 2024 Letter Agreement”).

By the Company’s agreement to and acceptance of this letter agreement (this “Letter Agreement”), the Company hereby agrees that:

1) the April 2024 Letter Agreement is superseded and of no further force and effect;

2) (a) From the date hereof through (and including) December 31, 2024, the provisions of Section 3(c)(i) of the Debentures shall be suspended. For the avoidance of doubt, upon the expiration of such period, Section 3(c)(i) of the Debentures shall return to full force and effect; and (b) for the months of August, 2024, through and including July, 2025, each Holder agrees that it shall not exercise its Holder Redemption Right for more than 50% of its Monthly Allowance.

In consideration for the above amendments, the Company shall pay an amendment fee equal to $746,000 (the “Amendment Fee”) which shall be added to the aggregate principal amount of the Debentures.

The Company shall file a Form 8-K announcing the terms of this Letter Agreement and filing this Letter Agreement as an exhibit thereto on or before 8:00 a.m. (local time in New York, New York) on Wednesday, August 28, 2024. Following the filing of such Form 8-K the Holders shall not be deemed to be in possession of any material, non-public information of the Company.

Except as expressly set forth above the Transaction Documents remain in full force and effect. This Letter Agreement is a Transaction Document.

Sincerely,

Brett Cohen for and on behalf of the Holders and the Agent

AGREED AND ACCEPTED:

22nd Century Group Inc.

By:
Name:
Title: